SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report April 16, 2003
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

SIGNATURE
EXHIBIT INDEX
News Release
News Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News Release dated April 16, 2003	Filed with this Report

Exhibit 99.2	Sector Statement of Income	Filed with this Report

Exhibit 99.3	Consolidated Statement of Income	Filed with this Report

Exhibit 99.4	Sector Balance Sheet	Filed with this Report

Exhibit 99.5	Consolidated Balance Sheet	Filed with this Report

Exhibit 99.6	Condensed Sector Statement of Cash Flows	Filed with this Report

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows	Filed with this Report

Exhibit 99.8	Investor Presentation	Filed with this Report

Exhibit 99.9	Fixed Income Presentation	Filed with this Report

Item 9. Information Furnished Under Item 12. (Results of Operations and Financial Condition).

     Our news release dated April 16, 2003 and supplemental financial information, concerning first quarter 2003 financial results, filed as 99.1 through 99.9, respectively, to this report, are incorporated by reference herein.

     Ford Motor Company will conduct three conference calls on April 16, 2003 to review first quarter results. Allan Gilmour, Ford’s Vice Chairman and Chief Financial Officer, will host a conference call with investors and the news media to review our first quarter results that will begin at 8:30 a.m. Investors can hear this conference call by dialing 703-871-3025 or on the Internet at www.shareholder.ford.com. Malcolm Macdonald, Ford’s Vice President and Treasurer, Don Leclair, Ford’s Vice President and Controller, and David Cosper, Ford Motor Credit Company’s Chief Financial Officer, will host a conference call with fixed income investors beginning at 11:00 a.m. Investors can access this conference call by dialing 703-871-3021. Don Leclair will host a third conference call beginning at 1:00 p.m. that will be conducted as an open forum to answer questions regarding our new segment reporting presentation. Investors can access this conference call by dialing 703-871-3025. Investors can access replays of Mr. Gilmour’s review of our first quarter results and the fixed income investor call by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com. The times referenced above are Eastern Daylight Saving Time.

     Exhibits 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures cover cost performance, net pricing, operating cash flows, and managed leverage at our Ford Motor Credit Company (“Ford Credit”) subsidiary. Each of these non-GAAP financial measures is discussed below, including the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reasons why we believe the presentation of the non-GAAP financial measure provides useful information to our investors.

     Cost Performance. Slides 1, 4 and 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that we have achieved $638 million in cost performance improvement for the first quarter of 2003. Slide 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that we have a milestone to improve automotive cost performance by at least $500 million in 2003 over 2002. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cost performance measure is Cost of Sales and Selling, Administrative and Other Expense. Appendix 1 (page 6 of 10) to Exhibit 99.8 contains a reconciliation of our non-GAAP cost performance financial measure to changes in Cost of Sales and Selling, Administrative and Other Expense. Cost of Sales and Selling, Administrative and Other Expense increased by $1.2 billion in the first quarter of 2003, compared with the first quarter of 2002. We believe that the use of the non-GAAP cost performance measure is useful to investors because it shows changes in our costs excluding the effects of changes that we do not directly control, such as our production volume, mix of products produced or foreign currency exchange rates. On this basis, we and our investors are able to determine whether or not our underlying cost structure is improving.

     Net Pricing. Slide 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 state that our milestones are based, in part, on net pricing planning assumptions for 2003 of zero in the United States (for Ford, Lincoln and Mercury brand vehicles) and 1% in Europe (for Ford brand vehicles), in each case at constant volume, mix and exchange, compared to 2002. These slides further indicate changes in net pricing of 0.2% and negative 1.4% in the United States and Europe, respectively, in the first quarter of 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this net pricing measure is the period-over-period change in Automotive Sales. The period-over-period change in Automotive Sales is affected by changes in unit sales volume, product mix, foreign currency exchange rates, wholesale prices for vehicles sold and marketing incentives. The net pricing measure (which measures the combined effect of changes in wholesale prices and marketing incentives, while excluding the effects of changes in unit sales volumes, product mix, and foreign currency exchange rates) is useful to investors because it provides an indication of the underlying direction of changes in revenue in one performance measure. The change in Automotive Sales in the first quarter of 2003 compared with the first quarter of 2002 was 4.2% for the United States and 3.5% for Europe. Appendix 1 (page 4 of 10) to Exhibit 99.8 contains a reconciliation of the change in net pricing in the first quarter of 2003 compared with the first quarter of 2002 to the change in Automotive Sales for the same periods.

     Operating Cash Flows. Slides 2, 17 and 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 discuss our operating cash flows for the first quarter 2003 and our milestone for operating cash flow for 2003. Slides 2 and 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that we had positive operating cash flow of $0.6 billion (excluding tax refunds) for the first quarter 2003. Slide 17 of Exhibit 99.8 indicates that we had positive operating cash flow of $1.5 billion (including tax refunds) for the first quarter 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cash flow measure is Cash Flows from Operating Activities Before Securities Trading. Appendix 1 (pages 9 and 10 of 10) to Exhibit 99.8 contains a reconciliation of our non-GAAP operating cash flow measure to Cash Flows from Operating Activities Before Securities Trading. Cash Flows from Operating Activities Before Securities Trading for the first quarter of 2003 were $3 billion, $0.6 billion better than the first quarter of 2002. Slide 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that we have a milestone related to operating cash flow of breakeven in 2003. We believe the non-GAAP operating cash flow measure is useful to investors because it includes cash flow elements not included in Cash Flows from Operating Activities Before Securities Trading that we consider to be related to our operating activities (for example, capital spending). As a result, our operating cash flow measure provides investors with a more relevant measure of the net cash generated by our operations.

     Managed Leverage. Slides 16 and 18 of Exhibit 99.8 and slides 3, 4 and 14 of Exhibit 99.9 discuss Ford Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to our non-GAAP managed leverage financial measure. Appendix 1 (pages 7 and 8 of 10) to Exhibit 99.8 contains a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. Slide 16 of Exhibit 99.8 and slides 4 and 14 of Exhibit 99.9 indicate that Ford Credit’s financial statement and managed leverage for the first quarter of 2003 were 10.4 and 12.8 to 1, respectively. Slide 18 of Exhibit 99.8 and slide 3 of Exhibit 99.9 indicate that Ford Credit has a milestone to maintain managed leverage in the low end of 13-14 to 1 range and managed leverage for the first quarter of 2003 of 12.8 to 1. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to our investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, it considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as a financial statement basis. As a result, the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds its minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects in changes in market rates because Ford Credit generally repays its debt funding obligations as they mature.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY

(Registrant)

Date: April 16, 2003	By: /s/Kathryn S. Lamping

Kathryn S. Lamping Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated April 16, 2003

Exhibit 99.2	Sector Statement of Income

Exhibit 99.3	Consolidated Statement of Income

Exhibit 99.4	Sector Balance Sheet

Exhibit 99.5	Consolidated Balance Sheet

Exhibit 99.6	Condensed Sector Statement of Cash Flows

Exhibit 99.7	Condensed Consolidated Statement of Cash Flows

Exhibit 99.8	Investor Presentation

Exhibit 99.9	Fixed Income Presentation

Exhibit 99.1

NEWS

Contact:
Media:
Marcey Evans
1.313.594.4410
mevans13@ford.com

Investment Community:
Anne Bork
1.313.323.8221
abork@ford.com

Shareholder Inquiries:
1.800.555.5259 or
1.313.845.8540
stockinf@ford.com

Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com

Go to http://media.ford.com
for news release and
high-resolution photographs.

IMMEDIATE RELEASE
FORD BEATS 1ST QUARTER ESTIMATES
WITH NET PROFIT OF $896 MILLION

•	First quarter net income of $896 million, or 45 cents a share, exceeds First Call consensus estimate of 22 cents a share.

•	Automotive cash, marketable securities and VEBA assets of $26.6 billion – up $1.3 billion from Dec. 31.

•	On track to earn 70 cents a share in 2003 and to meet Revitalization Plan targets.

•	Corporate U.S. market share up 0.5 points year-over-year to 21.2 percent in the first quarter.

•	Pre-tax worldwide automotive earnings of $659 million.

DEARBORN, Mich., April 16 – Ford Motor Company [NYSE: F] today reported net income of $896 million, or 45 cents a share, for the first quarter of 2003.

This compares with a net loss of $1.1 billion, or 61 cents a share, in the first quarter of 2002. The loss from continuing operations in the first quarter of 2002 was $80 million, or 5 cents a share.

Ford Motor Company’s income before taxes was $1.3 billion during the first quarter of 2003, compared with a $27 million loss in the first quarter of 2002.

Ford’s first quarter revenue rose to $40.9 billion, from $39.5 billion during last year’s first quarter. Worldwide vehicle unit sales in the 2003 first quarter were 1,726,000, up 3 percent from 1,675,000 a year ago.

“Our first quarter performance demonstrates that the acceleration of our cost-cutting actions and the management team’s focus on improving our core business are making a difference,” said Bill Ford, chairman and CEO. “Our overall financial results continue to improve, our first quarter U.S. market share is up from last year, and we are gaining momentum on most other fronts. In addition, we launched the new Jaguar XJ and are in the process of launching several other exciting new products, such as the all-new Ford Focus C-MAX in Europe and the highly anticipated Ford F-150 pickup truck in the U.S.”

During the first quarter, Ford’s corporate U.S. market share was 21.2 percent. Ford’s corporate U.S. market share has improved since the first quarter of 2002, when it was 20.7 percent.

New Segment Reporting
As disclosed in the company’s 2002 10-K report, beginning with the 2003 first quarter, Ford is expanding the number of operating segments by reporting two segments within its Automotive sector – North America and International.

The North America Automotive segment includes the sale of Ford, Lincoln and Mercury cars and trucks in the U.S., Canada and Mexico, and the associated costs to design, develop, manufacture and service these vehicles. The International Automotive segment includes the sale of Ford brand vehicles outside of North America and the sale of Premier Automotive Group brand vehicles (i.e., Aston Martin, Jaguar, Land Rover and Volvo) throughout the world (including North America), together with the associated costs to design, develop, manufacture and service these vehicles. Ford is providing separate results for the business units within the International Automotive segment (i.e., Ford-brand Europe, Ford-brand South America, Ford-brand Asia Pacific and the Premier Automotive Group).

Previously, the company reported Automotive financial results on a geographic/legal entity basis. The new segment reporting will be on a business-unit basis consistent with the way these two segments are managed. Costs for each segment and business unit within each segment will reflect absolute corporate costs, eliminating the effect of transfer prices for vehicles, components and product development that were previously reflected in geographic results. Net interest expense and results of other non-core Automotive businesses will be reported centrally; these were previously included in geographic results.

These changes are being made to reflect organizational changes resulting from the appointment of executive vice presidents to lead North American and International Automotive Operations.

AUTOMOTIVE SECTOR

On a pre-tax basis, Ford’s automotive sector earned $659 million during the first quarter of 2003, compared with a loss of $370 million a year ago.

Worldwide automotive revenue improved by $2 billion from $32.2 billion during the first quarter of 2002 to $34.2 billion in the first quarter of 2003.

Automotive cash, marketable securities and Voluntary Employee Beneficiary Association (VEBA) assets at March 31 rose to $26.6 billion, up from $25.3 billion at the end of 2002, more than accounted for by positive operating cash flow and the effect of tax refunds.

NORTH AMERICA AUTOMOTIVE

North America Automotive earned $1.2 billion on a pre-tax basis, compared with a pre-tax profit of $465 million in the first quarter of 2002. The improvement reflected strong cost performance, favorable mix and higher market share, offset partially by lower industry volume.

North America Automotive revenue in the first quarter of 2003 rose to $22.2 billion, compared with $21.5 billion in the first quarter of 2002.

INTERNATIONAL AUTOMOTIVE

The 2003 first-quarter pre-tax loss for International Automotive narrowed to $353 million, from a loss of $469 million during the first quarter of 2002.

First-quarter 2003 revenue for International Automotive increased to $12.0 billion, compared with $10.4 billion during the first quarter last year.

Ford-brand Europe: Ford-brand Europe incurred a pre-tax loss of $249 million in the first quarter of 2003, compared with a pre-tax loss of $268 million during the same period a year ago. The improvement is explained by better cost performance, offset largely by lower net pricing. Ford-brand Europe’s revenue in the first quarter rose to $5.0 billion, compared with $4.1 billion during the first quarter of 2002.

Ford-brand South America: The pre-tax loss for Ford-brand South America narrowed to $31 million during the first quarter, from a loss of $85 million during the first quarter a year ago. The improvement reflected higher market share, continued cost reductions and higher net pricing, partially offset by lower industry volume. Revenue in South America was $330 million in the first quarter, compared with $396 million in the first quarter of 2002. The impact of a weaker Brazilian Real more than offset improved unit volume, resulting in the decline in revenue.

Ford-brand Asia-Pacific: During the first quarter of 2003, Ford-brand Asia-Pacific incurred a pre-tax loss of $26 million, compared with a loss of $39 million in the 2002 first quarter. The improvement reflected higher volume from the introduction of new products, primarily the all-new Falcon in Australia. Revenue improved to $1.3 billion, compared with $1.0 billion during the first quarter of 2002.

Premier Automotive Group (PAG): PAG reported a pre-tax loss of $88 million in the first quarter of 2003, compared with a pre-tax loss of $70 million during the first quarter of 2002. The decline primarily reflected lower net pricing, as well as lower volume associated with the production ramp-up of the all-new Jaguar XJ, largely offset by improved mix resulting from the all-new XC90 at Volvo and Range Rover at Land Rover. First-quarter revenue for PAG rose to $5.4 billion, from $4.9 billion a year ago.

FORD CREDIT

Ford Motor Credit Company reported net income of $442 million in the first quarter of 2003, up $186 million from earnings of $256 million in the same period a year ago. The increase primarily reflected a lower provision for credit losses and the net favorable impact of receivables sales, offset partially by the unfavorable impact of a lower level of managed receivables.

On a pre-tax basis, Ford Credit earned $727 million in the first quarter, compared with $396 million in the first quarter of 2002.

HERTZ

Hertz reported a pre-tax loss of $59 million in the first quarter, the same as the pre-tax loss a year ago.

OUTLOOK

“The U.S. economy is certainly continuing to feel the effects of the geopolitical uncertainty we have faced over the last several months,” said Allan Gilmour, vice chairman and chief financial officer. “Despite consumer confidence being down so significantly, Ford Motor Company has earned a profit in the automotive sector, improved revenue, accelerated cost reductions and generated positive operating cash flow, showing that we are staying clearly focused on our goals. Our task is to continue to deliver on our objectives throughout the remainder of 2003 and beyond.”

Ford expects to earn about 10 cents a share in the second quarter of 2003, which would result in first-half 2003 earnings of about 55 cents a share.

Investors and media can hear a review of first quarter results by Allan Gilmour, vice chairman and chief financial officer, via conference call at 703-871-3025 or on the Internet at http://www.shareholder.ford.com. Supporting presentation material will be available at the same Internet address. The presentation will begin at 8:30 a.m. EDT, April 16. The company will also conduct a conference call at 1:00 p.m. EDT, April 16, with Don Leclair, vice president and controller to address additional questions about the company’s segment reporting changes. The call can be accessed by dialing 703-871-3025. A listen-only web cast will also be available on the Internet at http://www.shareholder.ford.com.

Ford Motor Company, headquartered in Dearborn, Michigan, is the world’s second largest automaker, with approximately 335,000 employees in 200 markets on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mazda, Mercury and Volvo. Its automotive-related services include Ford Credit, Quality Care and Hertz. Ford Motor Company will observe its 100th anniversary on June 16, 2003.

- # # # -

Statements included or incorporated by reference herein may constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors;

•	a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors;

•	lower-than-anticipated market acceptance of new or existing products;

•	work stoppages at key Ford or supplier facilities or other interruptions of supplies;

•	the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;

•	increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions;

•	unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;

•	worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements);

•	currency or commodity price fluctuations;

•	a market shift from truck sales in the U.S.;

•	economic difficulties in South America or Asia;

•	reduced availability of or higher prices for fuel;

•	labor or other constraints on our ability to restructure our business;

•	a change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts;

•	a further credit rating downgrade;

•	inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts;

•	higher-than-expected credit losses;

•	lower-than-anticipated residual values for leased vehicles;

•	increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, act of war or measures taken by governments in response thereto that negatively affect the travel industry; and

•	our inability to implement the Revitalization Plan.

Exhibit 99.2

Ford Motor Company and Subsidiaries
SECTOR STATEMENT OF INCOME
For the Periods Ended March 31, 2003 and 2002
(in millions, except per share amounts)

	First Quarter

	2003	2002

	(unaudited)
AUTOMOTIVE
Sales	$34,200	$32,171
Costs and expenses
Cost of sales	31,084	29,923
Selling, administrative and other expenses	2,313	2,308

Total costs and expenses	33,397	32,231

Operating income/(loss)	803	(60)

Interest income	148	112
Interest expense	313	361

Net interest income/(expense)	(165)	(249)
Equity in net income/(loss) of affiliated companies	21	(61)

Income/(loss) before income taxes — Automotive	659	(370)
FINANCIAL SERVICES
Revenues	6,688	7,290
Costs and expenses
Interest expense	1,644	1,988
Depreciation	2,567	2,561
Operating and other expenses	1,206	1,438
Provision for credit and insurance losses	593	960

Total costs and expenses	6,010	6,947

Income/(loss) before income taxes — Financial Services	678	343

TOTAL COMPANY
Income/(loss) before income taxes	1,337	(27)
Provision for/(benefit from) for income taxes	336	(20)

Income/(loss) before minority interests	1,001	(7)
Minority interests in net income of subsidiaries	102	73

Income/(loss) from continuing operations	899	(80)
Income/(loss) from discontinued/held-for-sale operations	(3)	(12)
Cumulative effect of change in accounting principle	—	(1,002)

Net income/(loss)	$896	$(1,094)

Income/(loss) attributable to Common and Class B Stock after preferred stock dividends	$896	$(1,098)
Average number of shares of Common and Class B Stock outstanding	1,832	1,807
AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.49	$(0.05)
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)
Cumulative effect of change in accounting principle	—	(0.55)

Net income/(loss)	$0.49	$(0.61)
Diluted income/(loss)
Income/(loss) from continuing operations	$0.45	$(0.05)
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)
Cumulative effect of change in accounting principle	—	(0.55)

Net income/(loss)	$0.45	$(0.61)

Cash dividends	$0.10	$0.10

Exhibit 99.3

Ford Motor Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended March 31, 2003 and 2002
(in millions, except per share amounts)

	First Quarter

	2003	2002

	(unaudited)
Sales and revenues
Sales	$34,200	$32,171
Revenues and Automotive interest income	6,833	7,402

Total sales and revenues	41,033	39,573
Costs and expenses
Cost of sales	31,084	29,923
Selling, administrative and other expenses	6,086	6,309
Interest expense	1,957	2,349
Provision for credit and insurance losses	593	960

Total costs and expenses	39,720	39,541
Equity in net income/(loss) of affiliated companies	24	(59)

Income/(loss) before income taxes	1,337	(27)
Provision for/(benefit from) income taxes	336	(20)

Income/(loss) before minority interests	1,001	(7)
Minority interests in net income/(loss) of subsidiaries	102	73

Income/(loss) from continuing operations	899	(80)
Income/(loss) from discontinued/held-for-sale operations	(3)	(12)
Cumulative effect of change in accounting principle	—	(1,002)

Net income/(loss)	$896	$(1,094)

Income/(loss) attributable to Common and Class B Stock after Preferred Stock dividends	$896	$(1,098)
Average number of shares of Common and Class B Stock outstanding	1,832	1,807
AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income/(loss)
Income/(loss) from continuing operations	$0.49	$(0.05)
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)
Cumulative effect of change in accounting principle	—	(0.55)

Net income/(loss)	$0.49	$(0.61)
Diluted income/(loss)
Income/(loss) from continuing operations	$0.45	$(0.05)
Income/(loss) from discontinued/held-for-sale operations	—	(0.01)
Cumulative effect of change in accounting principle	—	(0.55)

Net income/(loss)	$0.45	$(0.61)

Cash dividends	$0.10	$0.10

Exhibit 99.4

Ford Motor Company and Subsidiaries
SECTOR BALANCE SHEET
(in millions)

	March 31,	December 31,
	2003	2002

	(unaudited)
ASSETS
Automotive
Cash and cash equivalents	$7,138	$5,180
Marketable securities	17,315	17,464

Total cash and marketable securities	24,453	22,644
Receivables	2,296	2,065
Inventories	7,953	6,980
Deferred income taxes	3,389	3,462
Other current assets	5,112	4,551
Current receivable from Financial Services	1,366	1,062

Total current assets	44,569	40,764
Equity in net assets of affiliated companies	2,479	2,470
Net property	36,556	36,364
Deferred income taxes	11,791	11,694
Goodwill	4,921	4,805
Other intangible assets	803	812
Assets of discontinued/held-for-sale operations	92	98
Other assets	11,536	10,783

Total Automotive assets	112,747	107,790
Financial Services
Cash and cash equivalents	12,099	7,070
Investments in securities	623	807
Finance receivables, net	92,765	97,030
Net investment in operating leases	37,540	40,055
Retained interest in sold receivables	18,092	17,618
Goodwill	756	752
Other intangible assets	246	248
Assets of discontinued/held-for-sale operations	—	2,406
Other assets	15,822	16,643
Receivable from Automotive	4,503	4,803

Total Financial Services assets	182,446	187,432

Total assets	$295,193	$295,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Automotive
Trade payables	$15,477	$14,606
Other payables	2,540	2,485
Accrued liabilities	29,734	27,644
Debt payable within one year	329	557

Total current liabilities	48,080	45,292
Long-term debt	13,643	13,607
Other liabilities	47,928	46,886
Deferred income taxes	231	303
Liabilities of discontinued/held-for-sale operations	89	138
Payable to Financial Services	4,503	4,803

Total Automotive liabilities	114,474	111,029
Financial Services
Payables	2,463	1,890
Debt	145,038	148,058
Deferred income taxes	11,502	11,644
Other liabilities and deferred income	7,948	9,448
Liabilities of discontinued/held-for-sale operations	—	831
Payable to Automotive	1,366	1,062

Total Financial Services liabilities	168,317	172,933
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of the Company	5,670	5,670
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,435	5,420
Accumulated other comprehensive income/(loss)	(6,119)	(6,531)
Treasury stock	(1,974)	(1,977)
Earnings retained for use in business	9,371	8,659

Total stockholders’ equity	6,732	5,590

Total liabilities and stockholders’ equity	$295,193	$295,222

Exhibit 99.5

Ford Motor Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(in millions)

	March 31,	December 31,
	2003	2002

	(unaudited)
ASSETS
Cash and cash equivalents	$19,237	$12,250
Marketable securities	17,938	18,271
Receivables	2,296	2,065
Net investment in operating leases	37,540	40,055
Finance receivables, net	92,765	97,030
Retained interest in sold receivables	18,092	17,618
Inventories	7,953	6,980
Equity in net assets of affiliated companies	3,520	3,569
Net property	38,151	37,935
Deferred income taxes	15,204	15,213
Goodwill	5,677	5,557
Other intangible assets	1,049	1,060
Assets of discontinued/held-for-sale operations	92	2,504
Other assets	29,810	29,250

Total assets	$289,324	$289,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables	$20,480	$18,981
Accrued liabilities	27,276	25,088
Debt	159,010	162,222
Other liabilities and deferred income	55,697	56,276
Deferred income taxes	14,370	14,561
Liabilities of discontinued/held-for-sale operations	89	969

Total liabilities	276,922	278,097
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debentures of the Company	5,670	5,670
Stockholders’ equity
Capital stock
Common Stock, par value $0.01 per share (1,837 million shares issued)	18	18
Class B Stock, par value $0.01 per share (71 million shares issued)	1	1
Capital in excess of par value of stock	5,435	5,420
Accumulated other comprehensive income/(loss)	(6,119)	(6,531)
Treasury stock	(1,974)	(1,977)
Earnings retained for use in business	9,371	8,659

Total stockholders’ equity	6,732	5,590

Total liabilities and stockholders’ equity	$289,324	$289,357

Exhibit 99.6

Ford Motor Company and Subsidiaries
CONDENSED SECTOR STATEMENT OF CASH FLOWS
For the Periods Ended March 31, 2003 and 2002
(in millions)

	First Quarter 2003		First Quarter 2002

		Financial		Financial
	Automotive	Services	Automotive	Services

	(unaudited)		(unaudited)
Cash and cash equivalents at January 1	$5,180	$7,071	$4,064	$3,133

Cash flows from operating activities before securities trading	2,953	4,661	2,333	3,746
Net sales/(purchases) of trading securities	230	(40)	(437)	(25)

Net cash flows from operating activities	3,183	4,621	1,896	3,721
Cash flows from investing activities
Capital expenditures	(1,416)	(80)	(1,536)	(181)
Acquisitions of receivables and lease investments	—	(17,604)	—	(21,714)
Collections of receivables and lease investments	—	10,749	—	14,855
Net acquisitions of daily rental vehicles	—	(385)	—	(794)
Purchases of securities	(566)	(149)	(537)	(185)
Sales and maturities of securities	474	207	452	139
Proceeds from sales of receivables and lease investments	—	10,966	—	15,399
Proceeds from sale of businesses	—	157	—	—
Net investing activity with Financial Services	970	—	(427)	—
Cash paid for acquisitions	(8)	—	(37)	—
Other	—	47	—	228

Net cash (used in)/provided by investing activities	(546)	3,908	(2,085)	7,747
Cash flows from financing activities
Cash dividends	(183)	—	(184)	—
Net purchases of Common Stock	(22)	—	(57)	—
Proceeds from mandatorily redeemable convertible preferred securities	—	—	4,900	—
Changes in short-term debt	(234)	2,424	(93)	(6,729)
Proceeds from issuance of other debt	90	3,862	107	9,456
Principal payments on other debt	(78)	(10,640)	(60)	(10,233)
Repayment of debt from discontinued operations	—	1,421	—	—
Net financing activity with Automotive	—	(970)	—	427
Other	(3)	20	(5)	37

Net cash (used in)/provided by financing activities	(430)	(3,883)	4,608	(7,042)
Effect of exchange rate changes on cash	55	78	(18)	(31)
Net transactions with Automotive/Financial Services	(304)	304	(411)	411

Net increase/(decrease) in cash and cash equivalents	1,958	5,028	3,990	4,806

Cash and cash equivalents at March 31	$7,138	$12,099	$8,054	$7,939

Exhibit 99.7

Ford Motor Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Periods Ended March 31, 2003 and 2002
(in millions)

	First Quarter

	2003	2002

	(unaudited)
Cash and cash equivalents at January 1	$12,251	$7,197

Cash flows from operating activities before securities trading	7,614	6,079
Net sales/(purchases) of trading securities	190	(462)

Net cash flows from operating activities	7,804	5,617
Cash flows from investing activities
Capital expenditures	(1,496)	(1,717)
Acquisitions of receivables and lease investments	(17,604)	(21,714)
Collections of receivables and lease investments	10,749	14,855
Net acquisitions of daily rental vehicles	(385)	(794)
Purchases of securities	(715)	(722)
Sales and maturities of securities	681	591
Proceeds from sales of receivables and lease investments	10,966	15,399
Proceeds from sale of businesses	157	—
Cash paid for acquisitions	(8)	(37)
Other	47	228

Net cash (used in)/provided by investing activities	2,392	6,089
Cash flows from financing activities
Cash dividends	(183)	(184)
Net purchases of Common Stock	(22)	(57)
Proceeds from mandatorily redeemable convertible preferred securities	—	4,900
Changes in short-term debt	2,190	(6,822)
Proceeds from issuance of other debt	3,952	9,563
Principal payments on other debt	(10,718)	(10,293)
Repayment of debt from discontinued operations	1,421	—
Other	17	32

Net cash (used in)/provided by financing activities	(3,343)	(2,861)
Effect of exchange rate changes on cash	133	(49)

Net increase/(decrease) in cash and cash equivalents	6,986	8,796

Cash and cash equivalents at March 31	$19,237	$15,993

Exhibit 99.8

FIRST QUARTER 2003 EARNINGS REVIEW APRIL 16, 2003

SLIDE 1
FIRST QUARTER 2003 SUMMARY First Quarter earnings per share $0.45 U.S. Corporate Market Share at 21.2%, up 0.5 point from a year ago European Corporate Market Share at 11.3%, up 0.1 point from a year ago First Quarter Cost Performance at $638 million* favorable, ahead of plan On track to deliver full year earnings of $0.70 a share * See Appendix 1 (page 6 of 10) for reconciliation to GAAP

SLIDE 2
Earnings Per Share $0.45 $ 1.06 Net Income (Mils.) $ 896 $1,990 - Income from Continuing Operations 899 979 Revenue (Bils.) Total Sales and Revenue $40.9 $1.4 Automotive Sales 34.2 2.0 Automotive Return On Sales Worldwide 1.7% 2.4 Pts. Automotive Cash, Marketable Securities and VEBA* Assets (Bils.) Gross $26.6 $5.1 Net of Automotive Debt 12.6 5.0 Operating Related Cash Flows Before Tax Refunds 0.6 ** 1.8 * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** $1.5 billion including tax refunds. See Slide 17 for calculation and Appendix 1 (pages 9 and 10 of 10) for reconciliation to GAAP FIRST QUARTER RESULTS 2003 B / (W) 2002 First Quarter

SLIDE 3
TOTAL COMPANY FIRST QUARTER 2003 PROFIT / (LOSS) W'wide Auto Fin Svcs 1995 MARKET PROFITS 1337 659 678 World- wide Automotive Financial Services $659 Pre-Tax Profits by Sector (Mils.) $678 $1,337 W'wide Auto Fin Svcs 1995 MARKET PROFITS 899 496 403 Automotive Financial Services $496 Income by Sector* (Mils.) $403 $899 World- wide B / (W) 2002 $979 $785 $194 $1,364 $1,029 $335 * Income / (loss) from continuing operations

SLIDE 4
2003 FIRST QUARTER PRE-TAX PROFIT COMPARED WITH 2002 FIRST QUARTER 2002 2003 Volume Revenue Cost Other Fin Svcs. 0 1.3 0.4 -0.1 0.6 0.1 0.3 Corporate Pre-Tax Profit (Bils.) $0 $(0.1) $0.4 2002 1st Qtr. 2003 1st Qtr. Net Pricing Cost Performance $0.6 Volume $1.3 Other $0.1 $1.3 Financial Services $0.3 Automotive

SLIDE 5
REVISED AUTOMOTIVE SECTOR REPORTING BASIS OF CHANGE Reflects evolution in organizational structure Results from organizational change and appointment of Executive Vice Presidents to lead North American and International Automotive Operations Aligns with management focus on business units Results in reporting of additional financial data

SLIDE 6
DEFINITION OF AUTOMOTIVE SEGMENTS North America International Europe South America Asia Pacific Premier Automotive Group (P.A.G.) Other Other Automotive Ford, Lincoln, and Mercury brands in U.S., Canada, and Mexico Ford Brand Ford Brand Ford Brand Jaguar, Land Rover, Volvo, and Aston Martin worldwide Includes Ford share of Mazda earnings Primarily net interest

SLIDE 7
REVISED AUTOMOTIVE SECTOR REPORTING Business unit basis Based on absolute costs Worldwide results reported Included in Other Automotive Geographic, legal entity basis Reflected transfer prices for vehicles, components, and product engineering Included in regional results Included in regional results Reported Results Intra-Company Transactions P.A.G. Results Net Interest Expense Prior Present

SLIDE 8
AUTOMOTIVE SECTOR FIRST QUARTER 2003 PROFIT / (LOSS) w'wide n. a. intl eur p.a.g. s. am a p other intl other auto 1995 MARKET PROFITS 659 1236 -353 -25 25 -25 50 20 -224 Worldwide $659 Pre-Tax Profits by Segment (Mils.) $1,236 $(353) North America International Other Automotive B / (W) 2002 $1,029 $771 $116 $142 $(224)

SLIDE 9
AUTOMOTIVE SECTOR - NORTH AMERICA SEGMENT FIRST QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East 465 1236 1st Qtr 2nd Qtr East 21473 22215 1st Qtr 2nd Qtr East 1030 1023 $1,236 $465 2002 2003 2002 2003 2002 2003 $22,215 $21,473 1,023 1,030 Memo: U.S. Mkt. Share 19.5% 20.0% Pre-Tax Profit (Mils.) Revenue (Mils.) Vehicle Unit Sales (000)

SLIDE 10
AUTOMOTIVE SECTOR - INTERNATIONAL SEGMENT FIRST QUARTER 2003 PROFIT / (LOSS) int'l europe s.a. ap pag other 1995 MARKET PROFITS -353 -249 -31 -26 -88 41 International $(353) Pre-Tax Profits by Operation (Mils.) $(249) $(88) Europe Asia Pacific South America Other $(26) $(31) B / (W) 2002 $116 $19 $54 $13 $(18) $48 $41 P.A.G.

SLIDE 11
INTERNATIONAL SEGMENT - EUROPE FIRST QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East 4138 5023 2003 2002 $5,023 $4,138 Memo: Mkt. Share 9.0% 9.2% Revenue (Mils.) 1st Qtr 2nd Qtr East 342 401 2003 2002 401 342 Vehicle Unit Sales (000) 1st Qtr 2nd Qtr East -268 -249 $(268) $(249) 2003 2002 Pre-Tax Profit (Mils.)

SLIDE 12
INTERNATIONAL SEGMENT - SOUTH AMERICA FIRST QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East 41 46 2002 41 Vehicle Unit Sales (000) 2003 41 1st Qtr 2nd Qtr East 396 330 2003 2002 $396 $330 Revenue (Mils.) 1st Qtr 2nd Qtr East -85 -31 $(31) $(85) 2003 2002 Pre-Tax Profit (Mils.) 46 Memo: Brazil Mkt. Share 8.3% 10.5%

SLIDE 13
INTERNATIONAL SEGMENT - ASIA PACIFIC FIRST QUARTER KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East -39 -26 1st Qtr 2nd Qtr East 1002 1265 1st Qtr 2nd Qtr East 75 85 $(26) $(39) 2003 2002 2003 2002 2003 2002 $1,265 $1,002 75 82 Pre-Tax Profit (Mils.) Revenue (Mils.) Vehicle Unit Sales (000) Memo: Australia 12.9% 14.2% Mkt. Share

SLIDE 14
INTERNATIONAL SEGMENT - P.A.G. FIRST QUARTER 2003 KEY METRICS -- 2003 vs. 2002 1st Qtr 2nd Qtr East -70 -88 1st Qtr 2nd Qtr East 4865 5367 1st Qtr 2nd Qtr East 187 174 $(70) $(88) 2003 2002 2003 2002 2003 2002 $4,865 $5,367 187 174 Memo: Mkt. Share U.S. 1.2% 1.2 % Europe 2.2 2.1 Pre-Tax Profit (Mils.) Revenue (Mils.) Vehicle Unit Sales (000)

SLIDE 15
FINANCIAL SERVICES SECTOR FIRST QUARTER 2003 PROFIT / (LOSS) B / (W) 2002 $335 $331 $0 $4 Pre-Tax Profits by Segment (Mils.) Total Ford Cred Hert Other 1995 MARKET PROFITS 678 727 -59 10 Total Hertz Other Financial Services $727 $(59) $678 $10 Ford Credit

SLIDE 16
FORD CREDIT RESULTS AND METRICS Receivables (Bils.) Owned $137 $119 Securitized 66 74 Managed $203 $193 Credit Losses (Mils.) Owned $585 $493 Managed 683 685 Credit Loss Ratio Owned 1.68% 1.61 % Managed - U.S. Retail and Lease 1.42 1.85 - Worldwide Total 1.35 1.42 Allow. for Owned Credit Losses - Worldwide Amount (Bils.) $3.0 $3.1 - Pct. Of EOP Receivables 2.18% 2.60 % Leverage (To 1)* Financial Statement 10.5 10.4 Managed 13.7 12.8 * See Appendix 1 (pages 7 and 8 of 10) for calculation and reconciliation 2002 2003 First Quarter Key Metrics ROE 7.9% 13.4 % Income from Continuing Ops. (Mils.) $249 $442 2002 2003 East 396 727 $396 $727 Pre-Tax Profit (Mils.) 1st Qtr. 2002 1st Qtr. 2003

SLIDE 17
FIRST QUARTER AUTOMOTIVE CASH* Cash, Marketable Securities, and VEBA Assets March 31, 2003 $26.6 December 31, 2002 25.3 Change in Gross Cash $ 1.3 Operating Related Cash Flows Automotive Pre-Tax Profits $ 0.7 Capital Spending (1.4) Depreciation & Amortization 1.4 Changes in Receivables, Inventory, and Trade Payables (0.3) U.S. Pension Contributions (1.0) Capital Transactions with Financial Services Sector 0.8 Other -- Primarily Taxes, Expense & Payment Timing Differences 0.4 Total Operating Related Before Tax Refunds $ 0.6 Tax Refunds 0.9 Total Operating Related $ 1.5 Divestitures and Acquisitions Divestitures and Asset Sales 0.2 Capital Calls and Acquisitions 0 Financing Related Cash Flows Dividends to Shareholders (0.2) Reduction in Total Automotive Sector Debt (0.2) Change in Gross Cash $ 1.3 * See Appendix 1 (Page 9 and 10 of 10) for reconciliation to GAAP 2003 First Qtr. (Bils.)

SLIDE 18
2003 FULL YEAR MILESTONES Planning Assumptions Industry Volume -- U.S. 16.5 million units No Change 16.2 -- Europe 17.0 million units 16.5 Mils. 16.6 Net Pricing* -- U.S. (Ford / LM) Zero No Change 0.2% -- Europe (Ford) 1% No Change (1.4)% Physicals Quality Improve in all regions On Track Market Share Improve in all regions On Track Automotive Cost Performance* Improve by at least $500 million $638 Mils. Capital Spending $8 billion $1.4 Bils. Financial Results Automotive Income Before Taxes Breakeven $659 Mils. Operating Related Cash Flows** Breakeven $0.6 Bils. Ford Credit - Improve cash contribution to Parent $1.0 Bils.*** - Maintain managed leverage in low 12.8 end of 13-14 to 1 range 2003 Milestone * At constant volume, mix, and exchange (see Appendix 1 (pages 4 and 6 of 10) for reconciliation to GAAP) ** Excluding tax refunds *** Incl. proceeds from divestiture of Axus; $930 million received by Automotive Sector Full Year First Qtr.

SLIDE 19
OUTLOOK N. American Production -- At 980,000 units in Second Quarter, down 52,000 from First Quarter 2003, reflecting primarily the Ford F-150 changeover Net Pricing -- Incentive activity increasing, putting pressure on net pricing assumption in the U.S. and Europe Cost Performance -- Continues to improve Ford Credit -- Results returning to trend levels; Full Year about the same as 2002 Earnings Outlook Second Quarter -- About $0.10 per share First Half earnings -- About $0.55 per share Full Year -- On track to deliver earnings of $0.70 per share

SLIDE 20
SAFE HARBOR Greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Work stoppages at key Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; A market shift from truck sales in the U.S.; Economic difficulties in South America or Asia; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; A further credit rating downgrade; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, act of war or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included or incorporated by reference herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

Appendix 1 - First Quarter Supplemental Data Appendix 2 - Segment Reporting Transition

FIRST QUARTER AUTOMOTIVE SUMMARY Appendix - 1 - (Page 1 of 10) North America 1,030 1,023 $21.5 $22.2 $ 465 $1,236 International Europe 342 401 $ 4.1 $ 5.0 $(268) $ (249) South America 41 46 0.4 0.3 (85) (31) Asia Pacific 75 82 1.0 1.3 (39) (26) P.A.G. 187 174 4.9 5.4 (70) (88) Other - - - - (7) 41 Total International 645 703 $10.4 $12.0 $(469) $ (353) Other Automotive - - 0.3 0 (366) (224) Total Automotive 1,675 1,726 $32.2 $34.2 $(370) $ 659 2002 (000) 2003 (000) 2002 (Bils.) 2003 (Bils.) 2002 (Mils.) 2003 (Mils.) Vehicle Unit Sales Revenue Pre-Tax Profits

PRODUCTION VOLUMES North America 1,032 (20) 980 (195) Europe 413 42 390 (39) P.A.G. 177 (2) 185 (5) Units (000) 2003 Actual Appendix - 1 - (Page 2 of 10) First Quarter B / (W) 2002 (000) Units (000) Second Quarter 2003 Forecast B / (W) 2002 (000)

U.S. MARKET DATA Appendix - 1 - (Page 3 of 10) Corporate Market Share 21.2% 21.2% 20.7 % Sales Mix (Ford / LM) Fleet Sales (Pct. of Total) 25% 28% 25 % Red Carpet Lease (Pct. of Total) 8 7 14 Red Carpet Lease (Pct. of Retail) 11 10 18 Inventory Days' Supply (Ford / LM) Car 78 66 59 Truck 60 95 66 Average 70 84 64 4th Qtr. 2002 1st Qtr. 2003 Memo 1st Qtr. 2002

RECONCILIATION OF NET PRICING TO CHANGE IN AUTOMOTIVE SALES Appendix - 1 - (Page 4 of 10) Automotive Sales 2003 First Quarter $22,215 $21,716 $5,023 $12,525 2002 First Quarter 21,473 20,848 4,138 12,100 2003 B / (W) than 2002 $ 742 $ 868 $ 885 $ 425 Memo: Change in Automotive Sales 4.2% 3.5 % Explanation of Change (Pct.) Mix, Exchange, Other 4.0% 4.9 % Net Pricing 0.2 (1.4) Total 4.2% 3.5 % North America Europe (Mils.) (Per Unit) (Per Unit) (Mils.)

COSTS AND EXPENSES AUTOMOTIVE SECTOR Appendix - 1 - (Page 5 of 10) Total Cost and Expenses $32,231 $33,397 $(1,166) Less: Depreciation 588 693 (105) Amortization 572 685 (113) Selling and Admin. 2,255 2,252 3 Post-Retirement Expense 488 798 (310) Net Costs and Expenses $28,328 $28,969 $ (641) 2002 (Mils.) 2003 (Mils.) 2003 B / (W) 2002 (Mils.) First Quarter

RECONCILIATION OF AUTOMOTIVE COST PERFORMANCE TO COST OF SALES AND SELLING, ADMINISTRATIVE, AND OTHER EXPENSE Appendix - 1 - (Page 6 of 10) 2002 First Quarter Cost and Expenses $(32.2) 2003 First Quarter B / (W) 2002 Volume, Mix and Exchange-Related Cost Changes $ (1.8) Automotive Year-Over-Year Cost Performance 0.6 B / (W) 2002 First Quarter $ (1.2) 2003 First Quarter Cost and Expenses $(33.4) Bils.

FORD CREDIT KEY METRIC DEFINITIONS Appendix - 1 - (Page 7 of 10) In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Managed Receivables - includes owned receivables (the receivables Ford Credit owns and reports on its balance sheet) and receivables that Ford Credit sold in securitizations and continues to service Serviced-Only Receivables - receivables that Ford Credit sold in whole-loan sale transactions where Ford Credit retained no interest but continues to service Serviced Receivables - includes managed receivables and serviced-only receivables Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Receivables Retained Interest on Securitized Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + -

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Appendix - 1 - (Page 8 of 10) Total Debt $137.4 $137.3 Total Securitized Receivables Outstanding 66.0 73.3 Retained Interest in Securitized Receivables (9.6) (18.1) Adjustments for Cash and Cash Equivalents (7.6) (11.7) Adjustments for SFAS 133 (1.6) (6.1) Adjusted Debt $184.6 $174.7 Total Stockholder's Equity $ 13.1 $ 13.2 Adjustments for SFAS 133 0.4 0.5 Adjustments for Minority Interest * * Adjusted Equity $ 13.5 $ 13.7 Managed Leverage To 1* 13.7 12.8 Financial Statement Leverage = Total Debt / Equity 10.5 10.4 * Adjusted Debt / Adjusted Equity March 31, 2002 (Bils.) March 31, 2003 (Bils.) Leverage Calculation

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP Cash and Cash Equivalents $ 5.2 $ 7.1 $ 1.9 * $ 8.1 Marketable Securities 17.4 17.3 (0.1) 11.4 Total Cash / Market. Sec. $22.6 $24.4 $ 1.8 $19.5 VEBA 2.7 2.2 (0.5) 2.0 Gross Cash $25.3 $26.6 $ 1.3 $21.5 * Automotive cash flow as shown in our sector statement of cash flows 4th Qtr. 2002 (Bils.) 1st Qtr. 2003 (Bils.) 1st Qtr. 2003 B / (W) 4th Qtr. 2002 (Bils.) Appendix - 1 - (Page 9 of 10) Memo: 1st Qtr. 2002 (Bils.) $5.1

AUTOMOTIVE OPERATING RELATED CASH FLOWS RECONCILIATION TO GAAP Cash Flows from Operating Activities before Securities Trading* $2.3 $ 3.0 Items Included in Operating-Related Cash Flows Capital Transactions with Financial Services Sector $(0.7) $ 0.7 Capital Expenditures (1.5) (1.4) Net Transactions Between Auto. and Financial Services Sectors** (0.4) (0.3) Other, Primarily Exclusion of Cash Inflow from VEBA Drawdown (0.9) (0.5) Total Reconciling Items $(3.5) $(1.5) Operating Related Cash Flows $(1.2) $ 1.5 Memo: Operating Related Excluding $900 million of Tax Refunds $ 0.6 * As shown in our sector statement of cash flows for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flows 1st Qtr. 2003 (Bils.) Appendix - 1 - (Page 10 of 10) 1st Qtr. 2002 (Bils.) $1.8

SEGMENT REPORTING TRANSITION Appendix - 2 -

2000 - 2002 AUTOMOTIVE RESULTS 2000 (Bils.) 2001 (Bils.) 2002 (Bils.) Full Year Pre-Tax Profits North America $ 9.3 $(5.3) $ 2.5 International Europe $(3.0) $(0.3) $(0.7) South America (0.4) (1.4) (0.6) Asia Pacific (0.3) (0.3) (0.2) P.A.G. (0.1) 0 (0.9) Other 0 (0.6) 0 Total International $(3.8) $(2.6) $(2.4) Other Automotive (0.2) (1.0) (1.2) Total Automotive $ 5.3 $(8.9) $(1.1) Appendix - 2 - (Page 1 of 14)

2002 AUTOMOTIVE COMPARED WITH PRIOR REPORTING North America $(0.2) $ 0.4 $ 0.4 $ 1.8 $ 0.1 $ 2.5 North America (F / LM) International Europe (0.9) 0.2 0.5 (0.6) 0.1 (0.7) Ford Europe (0.1) 0 (0.8) 0 (0.9) P.A.G. South America (0.5) 0 0 (0.2) 0.1 (0.6) Ford South America Rest of World 0.5 (0.5) 0 (0.2) 0 (0.2) Ford Asia Pacific 0 0 0 0 0 Other - (0.9) - (0.3) (1.2) Other Automotive Total Automotive $(1.1) $ 0 $ 0 $ 0 $ 0 $(1.1) Total Automotive Prior (Bils.) Realign Businesses (Bils.) Transfer Pricing (Bils.) Net Interest (Bils.) Present (Bils.) Changes Pre-Tax Profits Appendix - 2 - (Page 2 of 14) Business Units Geographic Regions Centralize Non-Core (Bils.)

EXPLANATION OF SEGMENT REPORTING RECONCILIATION Appendix - 2 - (Page 2A of 14) Ford's 2002 automotive results are shown on the left side of Appendix 2 (Page 2 of 14) based on our prior reporting, which reflected geographic regions, and on the right side based on our present reporting, which reflects our present alignment of business units. The center of the slide shows the reconciliation between the two. There is no change in the results because of the reporting change -- the loss for 2002 was $1.1 billion in both cases. Four areas explain the difference Realigning operations businesses to reflect the present management structure. Transferring non-core operations from the regions in which they operated to "Other Automotive". Reflecting absolute costs for each of the operations, in lieu of transfer prices, for components, vehicles, and product engineering. Removing net interest from the geographic regions and placing it in "Other Automotive", outside of the operational segments. The following details each column The "Realign Businesses" column shows the separation of P.A.G. from the other regions ($100 million). It also includes the transfer into North America of certain operations that report to North America but are located offshore. The "Centralize Non-Core" column shows the transfer out of North America and Europe of the results of non-core businesses and into "Other Automotive". These include primarily Kwik-Fit in Europe and Consumer Connect in North America. Most of these operations have been sold or closed and will have a minimal future effect. The "Transfer Pricing" column shows the effect of changing our reporting from the transfer pricing system (which we still use for legal, statutory, and tax reporting) to absolute costs. This change involves two aspects: components and vehicles, and product engineering.

EXPLANATION OF SEGMENT REPORTING RECONCILIATION (CONT'D.) Appendix - 2 - (Page 2B of 14) The following details each column (cont'd.) Removing net interest from the geographic regions and placing it in "Other Automotive", outside of the operational segments. Components and Vehicles: Ford's new segment reporting is based on absolute costs in lieu of transfer prices. A good example of this would be the engine for the Explorer, which Ford makes in Cologne, Germany. Ford's previous segment reporting recognized a profit in Europe on the manufacture of engines for the Explorer (which is sold primarily in North America). Ford's new segment reporting recognizes all of the profit - - on the vehicles and on the engine - - in North America. Product Engineering: In the mid-1990's, Ford 2000 established a Global Product Development function. Since Ford 2000, Ford U.S. has paid for the global product engineering costs of its principal affiliates, and recovered these costs through a volume-based royalty, designed to recover them over time. In any one period, however, costs and royalties can vary, in some instances substantially. The new segment reporting eliminates the royalty and has each operation absorbing its own product engineering costs, as incurred. In the final column, "Net Interest" was previously reported where it was incurred - that is, where the debt was located and where the cash was in the bank. All interest income and expense now is reported in "Other Automotive". This is because the Company's financing decisions are made centrally. So the $100 million each for North America, Europe and South America reflect the transfer of net interest expense to "Other Automotive" There is no change to Ford's reported automotive results because of the revised reporting - the loss for 2002 is still $1.1 billion.

NORTH AMERICA AUTOMOTIVE (FORD / LM) SUMMARY Appendix - 2 - (Page 3 of 14) 2000 2001 2002 Profits (Bils.) Pre-Tax Profit / (Loss) $ 9.3 $(5.3) $ 2.5 Less Unusual Items Incl. Above (0.3) (4.7) (0.1) Pre-Tax Profit (Excl. Unusual Items) $ 9.6 $(0.6) $ 2.6 U.S. Industry (Mils.) 17.8 17.5 17.1 U.S. Market Share 22.6% 21.6% 19.9 % Vehicle Unit Sales (Mils.) 4.7 4.1 4.1

EUROPE AUTOMOTIVE (FORD BRAND) SUMMARY Appendix - 2 - (Page 4 of 14) 2000 2001 2002 Profits (Bils.) Pre-Tax Profit / (Loss) $(3.0) $(0.3) $(0.7) Less Unusual Items Incl. Above (1.5) - (0.2) Pre-Tax Profit (Excl. Unusual Items) $(1.5) $(0.3) $(0.5) Europe Industry (Mils.) 17.9 17.8 17.2 Europe Market Share 8.2% 8.6% 8.7 % Vehicle Unit Sales (000) 1,560 1,698 1,561

SOUTH AMERICA AUTOMOTIVE (FORD BRAND) SUMMARY Appendix - 2 - (Page 5 of 14) 2000 2001 2002 Profits (Bils.) Pre-Tax Profit / (Loss) $(0.4) $(1.4) $(0.6) Less Unusual Items Incl. Above 0 (0.9) - Pre-Tax Profit (Excl. Unusual Items) $(0.4) $(0.5) $(0.6) Industry (Mils.) - Brazil 1.5 1.6 1.5 Market Share - Brazil 9.1% 7.8% 9.9 % Vehicle Unit Sales (000) 209 195 195

ASIA PACIFIC AUTOMOTIVE (FORD BRAND) SUMMARY Appendix - 2 - (Page 6 of 14) 2000 2001 2002 Profits (Bils.) Pre-Tax Profit / (Loss) $(0.3) $(0.3) $(0.2) Less Unusual Items Incl. Above 0 0 0 Pre-Tax Profit (Excl. Unusual Items) $(0.3) $(0.3) $(0.2) Industry (Mils.) - Australia 0.8 0.8 0.8 Market Share - Australia 14.5% 13.8% 13.2 % Vehicle Unit Sales (000) 289 274 300

P.A.G. AUTOMOTIVE (WORLDWIDE) SUMMARY Appendix - 2 - (Page 7 of 14) 2000 2001 2002 Profits (Bils.) Pre-Tax Profit / (Loss) $(0.1) $ 0 $(0.9) Less Unusual Items Incl. Above (0.1) - (0.1) Pre-Tax Profit (Excl. Unusual Items) $ 0 $ 0 $(0.8) Market Share - U.S. 1.1% 1.2% 1.2% - Europe 1.8 2.0 2.2 Vehicle Unit Sales (000) 641 790 771

2000 - 2002 VEHICLE UNIT SALES AND REVENUE 2000 2001 2002 North America 4,725 4,051 4,146 $ 97.2 $ 83.9 $ 87.1 International Europe 1,560 1,698 1,561 $ 17.2 $ 19.5 $ 19.0 South America 209 195 195 2.5 2.1 1.5 Asia Pacific 289 274 300 4.1 3.8 4.4 P.A.G. 641 790 771 18.7 20.4 21.3 Total International 2,699 2,957 2,827 $ 42.5 $ 45.8 $ 46.2 Other Automotive - - - 1.1 1.1 1.1 Total Automotive 7,424 7,008 6,973 $140.8 $130.8 $134.4 Appendix - 2 - (Page 8 of 14) 2000 2001 2002 Vehicle Unit Sales (000) Revenue (Bils.)

2000 - 2002 AUTOMOTIVE PRE-TAX RESULTS Appendix - 2 - (Page 9 of 14) 2000 2001 2002 North America $ 9,333 $(5,281) $ 2,490 $ (291) $(4,666) $(130) International Europe $(3,003) $ (306) $ (722) $(1,465) $ 0 $(218) South America (399) (1,358) (622) (7) (848) 0 Asia Pacific (320) (353) (176) (10) 0 (2) P.A.G. (122) 8 (897) (162) 0 (116) Other (15) (606) (15) 0 (495) (21) Total International $(3,859) $(2,615) $(2,432) $(1,644) $(1,343) $(357) Other Automotive (151) (966) (1,214) 0 (131) (359) Total Automotive $ 5,323 $(8,862) $(1,156) $(1,935) $(6,140) $(846) 2000 2001 2002 Pre-Tax Profits Memo: Unusual Items Included (Mils.) (Mils.) (Mils.) (Mils.) (Mils.) (Mils.)

2002 VEHICLE UNIT SALES BY QUARTER Appendix - 2 - (Page 10 of 14) North America 1,030 1,120 997 999 4,146 International Europe 342 417 341 461 1,561 South America 41 46 52 56 195 Asia Pacific 75 75 77 73 300 P.A.G. 187 196 188 200 771 Total International 645 734 658 790 2,827 Total Automotive 1,675 1,854 1,655 1,789 6,973 1st Qtr. (000) 2nd Qtr. (000) 3rd Qtr. (000) 4th Qtr. (000) Full Year (000) 2002

2002 REVENUE BY QUARTER Appendix - 2 - (Page 11 of 14) North America $ 21.5 $23.1 $21.3 $21.2 $ 87.1 International Europe $ 4.1 $ 4.9 $ 4.4 $ 5.6 $ 19.0 South America 0.4 0.4 0.4 0.3 1.5 Asia Pacific 1.0 1.0 1.1 1.3 4.4 P.A.G. 4.9 5.5 4.9 6.0 21.3 Total International $ 10.4 $11.8 $10.8 $13.2 $ 46.2 Other Automotive 0.3 0.3 0.3 0.2 1.1 Total Automotive $ 32.2 $35.2 $32.4 $34.6 $134.4 1st Qtr. (Bils.) 2nd Qtr. (Bils.) 3rd Qtr. (Bils.) 4th Qtr. (Bils.) Full Year (Bils.) 2002

2002 PRE-TAX PROFIT BY QUARTER Appendix - 2 - (Page 12 of 14) North America $ 465 $ 921 $ 591 $ 513 $ 2,490 International Europe $(268) $ (18) $(246) $(190) $ (722) South America (85) (198) (243) (96) (622) Asia Pacific (39) (53) (49) (35) (176) P.A.G. (70) (122) (160) (545) (897) Other (7) 20 (16) (12) (15) Total International $(469) $(371) $(714) $(878) $(2,432) Other Automotive (366) (147) (495) (206) (1,214) Total Automotive $(370) $ 403 $(618) $(571) $(1,156) 1st Qtr. (Mils.) 2nd Qtr. (Mils.) 3rd Qtr. (Mils.) 4th Qtr. (Mils.) Full Year (Mils.) 2002

2002 UNUSUAL ITEMS BY QUARTER Appendix - 2 - (Page 13 of 14) North America $ 3 $ 34 $(100) $ (67) $(130) International Europe $ - $(53) $ 2 $(167) $(218) South America - - - - - Asia Pacific - 1 (2) (1) (2) P.A.G. (1) (28) 42 (129) (116) Other - 6 (16) (11) (21) Total International $ (1) $(74) $ 26 $(308) $(357) Other Automotive - - (359) - (359) Total Automotive $ 2 $(40) $(433) $(375) $(846) 1st Qtr. (Mils.) 2nd Qtr. (Mils.) 3rd Qtr. (Mils.) 4th Qtr. (Mils.) Full Year (Mils.) 2002

AUTOMOTIVE SECTOR UNUSUAL ITEMS 2000 (Mils.) 2001 (Mils.) 2002 (Mils.) Derivative instruments (SFAS 133) $ - $ (138) $ (87) Interest income on U.S. federal tax - - 211 refund Loss on sale of Kwik-Fit and other - - (570) businesses European end-of-life accrual - - (70) Europe and P.A.G. restructuring - - (330) Mazda restructuring actions - (114) - Write-down of e-commerce and - (295) - automotive related ventures Revitalization Plan and other charges - (5,593) - Europe region asset impairment (1,568) - - and restructuring costs Inventory-related profit reduction (162) - - for Land Rover Write-down of assets associated (205) - - with the Nemak joint venture Total $(1,935) $(6,140) $(846) Appendix - 2 - (Page 14 of 14) Pre-Tax Profits

Exhibit 99.9

FIRST QUARTER 2003 FIXED INCOME PRESENTATION APRIL 16, 2003

SLIDE 1
Earnings Per Share $0.45 $ 1.06 Net Income (Mils.) $ 896 $1,990 - Income from Continuing Operations 899 979 Revenue (Bils.) Total Sales and Revenue $40.9 $1.4 Automotive Sales 34.2 2.0 Automotive Return On Sales Worldwide 1.7% 2.4 Pts. Automotive Cash, Marketable Securities and VEBA* Assets (Bils.) Gross $26.6 $5.1 Net of Automotive Debt 12.6 5.0 Operating Related Cash Flows Before Tax Refunds** 0.6 1.8 * Voluntary Employee Beneficiary Association (VEBA) Trust used to pre-fund certain employee benefit obligations ** $1.5 billion including tax refunds. See appendix for calculation and reconciliation to GAAP. FIRST QUARTER RESULTS 2003 B / (W) 2002 First Quarter

SLIDE 2
REVISED AUTOMOTIVE SECTOR REPORTING Business unit basis Based on absolute costs Worldwide results reported Included in Other Automotive Geographic, legal entity basis Reflected transfer prices for vehicles, components, and product engineering Included in regional results Included in regional results Reported Results Intra-Company Transactions P.A.G. Results Net Interest Expense Prior Present

SLIDE 3
2003 FULL YEAR MILESTONES Planning Assumptions Industry Volume -- U.S. 16.5 million units No Change 16.2 -- Europe 17.0 million units 16.5 Mils. 16.6 Net Pricing* -- U.S. (Ford / LM) Zero No Change 0.2% -- Europe (Ford) 1% No Change (1.4)% Physicals Quality Improve in all regions On Track Market Share Improve in all regions On Track Automotive Cost Performance* Improve by at least $500 million $638 Mils. Capital Spending $8 billion $1.4 Bils. Financial Results Automotive Income Before Taxes Breakeven $659 Mils. Operating Related Cash Flows** Breakeven $0.6 Bils. Ford Credit - Improve cash contribution to Parent $1.0 Bils.*** - Maintain managed leverage in low 12.8 end of 13-14 to 1 range 2003 Milestone * At constant volume, mix, and exchange (see appendix for reconciliation to GAAP) ** Excluding tax refunds *** Incl. proceeds from divestiture of Axus Full Year First Qtr.

SLIDE 4
FORD CREDIT RESULTS AND METRICS Receivables (Bils.) Owned $137 $119 Securitized 66 74 Managed $203 $193 Credit Losses (Mils.) Owned $585 $493 Managed 683 685 Credit Loss Ratio Owned 1.68% 1.61 % Managed - U.S. Retail and Lease 1.42 1.85 - Worldwide Total 1.35 1.42 Allow. for Owned Credit Losses - Worldwide Amount (Bils.) $3.0 $3.1 - Pct. Of EOP Receivables 2.18% 2.60 % Leverage (To 1)* Financial Statement 10.5 10.4 Managed 13.7 12.8 * See appendix for calculation and reconciliation 2002 2003 First Quarter Key Metrics ROE 7.9% 13.4 % Income from Continuing Ops. (Mils.) $249 $442 2002 2003 East 396 727 $396 $727 Pre-Tax Profit (Mils.) 1st Qtr. 2002 1st Qtr. 2003

SLIDE 5
Q1 Q2 Q3 Q4 Q1 Worldwide Managed 0.0135 0.0125 0.0139 0.0156 0.0142 Worldwide Owned 0.0168 0.0158 0.0171 0.0192 0.0161 Managed Reserves as Pct. Of EOP Receivables 0.0177 0.0177 0.019 0.0195 Q1 Q2 Q3 Q4 Q1 Ford Credit U.S. Managed LTR 0.0142 0.0123 0.0151 0.0187 0.0185 Ford Credit U.S. Owned 0.0178 0.0153 0.0188 0.0235 0.0212 Managed Reserves as Pct. Of EOP Receivables 0.0177 0.0177 0.019 0.0195 CREDIT LOSS METRICS Managed Q1 Q2 Q3 Q4 Q1 Owned 585 546 591 639 493 Securitized 98 90 115 152 192 Worldwide Actual Credit Losses (Mils.) Owned Managed $683 $706 $791 Q1 Q2 Q3 Q4 2002 Q1 Q1 Q2 Q3 Q4 2002 Ford Credit U.S. Retail & Lease Loss-to-Receivables Ratio Owned Managed Worldwide Loss-to-Receivables Ratio Owned Q1 2003 Q1 Q2 Q3 Q4 Q1 2002 2003 2003 $636 $685

SLIDE 6
Q1 Q2 Q3 Q4 Q1 Worldwide Owned 52 45 50 53 51 CREDIT LOSS DRIVERS - FORD CREDIT U.S. RETAIL & LEASE Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 NON-BANKRUPT 0.0033 0.0031 0.0048 0.0048 0.0043 0.0029 0.0038 0.0035 0.0041 BANKRUPT 0.0023 0.0024 0.0025 0.0026 0.0027 0.0028 0.0032 0.0035 0.0043 0.70% Over-60-Day Delinquencies 0.74% 0.73% 0.55% Non-Bankrupt Bankrupt Total 0.57% 0.70% 0.70% Q1 Q2 Q3 Q4 2002 Repossessions (000) Q1 2003 Q1 Q2 Q3 Q4 Q1 Worldwide Owned 6600 6750 7000 7500 7350 Q1 Q2 Q3 Q4 2002 Repossession Severity Q1 2003 Memo: Repo Ratio 2.80% 2.47% 2.81% 3.20% 3.18% 0.84% 0.56% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2001 2002 2003 Q1

SLIDE 7
Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 RR 24-Month 0.75 0.75 0.76 0.78 0.79 RR 36-Month 0.58 0.59 0.59 0.67 0.73 RESIDUAL VALUE RISK METRICS Lease Terminations Up Unfavorable Contractual Lease-end Value Down Equal Auction Value Down Unfavorable Return Rates Up Equal Drivers Of Residual Value Risk Vs. Expectation Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 AV 24-Month 14680 14095 13775 13080 13100 AV 36-Month 13070 12390 11935 11225 11260 Ford Credit U.S. Auction Values (At Q1 2003 Mix) Ford Credit U.S. Lease Return Rates 24-Month 36-Month 24-Month 36-Month Q1 2003 Q1 Q2 Q3 Q4 2002 Q1 2003 Q1 Q2 Q3 Q4 2002 Q1 2002 First Quarter 2003 Compared to:

SLIDE 8
PRESENT DEBT RATINGS - FORD & FORD CREDIT Agency Long- Term Outlook Short- Term Fitch BBB+ Negative F-2 Moody's Ford Motor Company Baa1 Negative N/A Ford Credit A3 Negative P-2 Standard & Poor's BBB Negative A-2

SLIDE 9
Q1 Equity 14 Term Debt/Other 128 Securitization 38 ABS CP 17 Commercial Paper 0 FORD CREDIT FUNDING STRUCTURE 2001 2002 2003 Equity 13 14 13 Term Debt/Other 131 127 113 Securitization 34 36 32 ABS CP 12 17 18 Commercial Paper 14 3 6 Equity Unsecured Net Commercial Paper * Asset-Backed Commercial Paper $204 $198 $180-185 $14 $15-22 Note: Net CP = $(2) $34 $12 $30-35 $131 $127 $110-115 $13 $14 $13 2001 2002 2003 Forecast $17 $36 Funding of Managed Receivables (Billions) Managed Receivables (Percent) Unsecured Net Commercial Paper * 7% 2% 3 - 4 % NA Unsecured and ABS Commercial Paper * 12 11 13 - 16 8 Net Securitized Receivables 23 27 27 - 31 28 * Net of overborrowing; see slide 10 and the appendix for further information Mar 31, 2003 $193 $5-7 $17 $38 $126 $14 Term Asset-Backed Securities Term Debt & Other

SLIDE 10
Term Debt GlobLSTM $19 $ 2 $0 Non-Dollar Denominated 17 9 3 Retail / MTN / Other 4 3 1 Total Term Debt $40 $14 $4 $3 - 6 $ 7 - 10 Term Public Securitization* 20 17 7 5 - 8 12 - 15 Total Term Funding $60 $31 $11 $8 - 14 $19 - 25 Memo: Cash $3 $7 $12 Overborrowing** 2 5 10 FORD CREDIT PUBLIC TERM FUNDING PLAN 2001 Actual (Bils.) YTD (Bils.) Transaction Type 2002 Actual (Bils.) * Reflects new bonds issued; excludes asset sales to commercial paper conduits and whole loan sales ** See the appendix for additional information Full Year (Bils.) Remaining (Bils.) 2003

SLIDE 11
Canadian retail bond program (Term Bonds In Retail Distribution) launched successfully European retail bond program (FCE Internotes) ready to issue Expansion of Motown Notes ABCP - grew by $1 billion in January Whole-Loan Sale New Funding Sources Settled our third whole-loan sale transaction in the first quarter. We sold $2 billion of retail receivables to a buy-and-hold investor. Sold $7 billion of retail receivables since launching the program in December. Continue to find strong demand through this channel and expect to announce further sales in the future. Receivables sold in whole-loan sale transactions are reported as serviced-only receivables. More information can be found in the appendix. NEW FUNDING SOURCES AND WHOLE-LOAN SALE

SLIDE 12
FORD CREDIT LIQUIDITY/FLEXIBILITY PROGRAMS Global Bank Lines Other FCAR Motown Unused Conduits Cash Total Back-up liquidity 19.7 1.3 13.2 0.4 7.4 10.2 52.2 Back-Up Liquidity Global Other Bank FCAR Motown Unused Over- Total Lines Lines Lines Lines Conduits borrowing Unsecured CP FCAR Motown Other Lines Conduits Total Back-up liquidity 8.3 1.1 10.3 6 25.7 Short-Term Borrowing Unsecured Bank FCAR Motown Total CP Lines Notes Back-up liquidity exceeds short-term borrowing by more than $25 billion Motown Notes can be expanded an additional $2.5 billion with existing back- up liquidity lines Billions at March 31, 2003 Billions at March 31, 2003 Committed Credit Facilities = $34.6 Billion * * Includes $7.1 billion of Ford bank lines that Ford has the ability to transfer to Ford Credit on a non-guaranteed basis

SLIDE 13
Under 3 Months Under 6 Months Under 1 Year Under 2 Years Total Owned Receivables and Retained Interests 48 59.1 78.9 107.7 130.2 Financial Statement Debt 15.1 21.2 33 60.5 120.7 FORD CREDIT LIQUIDATION OF ASSETS/LIABILITIES Cumulative Maturities (Billions) As of February 28, 2003 All values are for the U.S., Canada, Germany and the U.K. Debt maturities are net of overborrowings Under Under Under Under 3 Months 6 Months 1 Year 2 Years Total

SLIDE 14
FORD CREDIT LEVERAGE 2000 2001 2002 March Managed 13.9 14.8 12.8 12.8 Manag 13.9 14.8 12.8 12.8 Owned 11.9 12.2 10.3 10.4 Owned 11.9 12.2 10.3 10.4 * Managed Managed leverage is equal to year-end and slightly below our target range of 13 - 14 times. Ford Credit paid a $1 billion dividend to its parent in the first quarter. Factors considered in determining this amount include the following (in billions): Net Income $0.4 Asset reduction 0.4 Sale of Axus 0.2 Dividend $1.0 Debt-to-Equity Ratio Financial Statement 2000 2001 March 2003 * 14.1 including $700 million capital contribution in January, 2002 2002

SLIDE 15
SUMMARY Ford First quarter profits exceeded expectations Revitalization Plan is on track, with first quarter market share up from 2002 and cost performance better than full-year milestone Ford Credit Strong profits in the first quarter, with full-year results expected to be about the same as 2002 Priorities continue to be a focus on credit losses and funding 2003 funding is ahead of schedule and liquidity remains very strong

SLIDE 16
Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including a significant decline in automotive industry sales, lower-than-anticipated market acceptance of new or existing Ford products, increased regulations, work stoppages at key Ford or supplier facilities, the discovery of defects in Ford vehicles, a credit rating downgrade, higher-than-expected credit losses, collection and servicing problems, lower-than- anticipated residual values for leased vehicles, currency or interest rate fluctuations, and a major capital market disruption. RISK FACTORS

APPENDIX

FIRST QUARTER AUTOMOTIVE CASH Cash, Marketable Securities, and VEBA Assets March 31, 2003 $26.6 December 31, 2002 25.3 Change in Gross Cash $ 1.3 Operating Related Cash Flows Automotive Pre-Tax Profits $ 0.7 Capital Spending (1.4) Depreciation & Amortization 1.4 Changes in Receivables, Inventory, and Trade Payables (0.3) U.S. Pension Contributions (1.0) Capital Transactions with Financial Services Sector 0.8 Other -- Primarily Taxes, Expense & Payment Timing Differences 0.4 Total Operating Related Before Tax Refunds $ 0.6 Tax Refunds 0.9 Total Operating Related $ 1.5 Divestitures and Acquisitions Divestitures and Asset Sales 0.2 Capital Calls and Acquisitions 0 Financing Related Cash Flows Dividends to Shareholders (0.2) Reduction in Total Automotive Sector Debt (0.2) Change in Gross Cash $ 1.3 2003 First Qtr. (Bils.)

AUTOMOTIVE GROSS CASH RECONCILIATION TO GAAP Cash and Cash Equivalents $ 5.2 $ 7.2 $ 1.9 * $ 8.1 Marketable Securities 17.4 17.3 (0.1) 11.4 Total Cash / Market. Sec. $22.6 $24.5 $ 1.8 $19.5 VEBA 2.7 2.2 (0.5) 2.0 Gross Cash $25.3 $26.6 $ 1.3 $21.5 * Automotive cash flow as shown in our sector statement of cash flows 4th Qtr. 2002 (Bils.) 1st Qtr. 2003 (Bils.) 1st Qtr. 2003 B / (W) 4th Qtr. 2002 (Bils.) Memo: 1st Qtr. 2002 (Bils.) $5.1

AUTOMOTIVE OPERATING RELATED CASH FLOWS RECONCILIATION TO GAAP Cash Flows from Operating Activities before Securities Trading* $2.3 $ 3.0 Items Included in Operating-Related Cash Flows Capital Transactions with Financial Services Sector $(0.7) $ 0.7 Capital Expenditures (1.5) (1.4) Net Transactions Between Auto. and Financial Services Sectors** (0.4) (0.3) Other, Primarily Exclusion of Cash Inflow from VEBA Drawdown (0.9) (0.5) Total Reconciling Items $(3.5) $(1.5) Operating Related Cash Flows $(1.2) $ 1.5 Memo: Operating Related Excluding $900 million of Tax Refunds $ 0.6 * As shown in our sector statement of cash flows for Automotive ** Primarily payables and receivables between the sectors in the normal course of business, as shown in our sector statement of cash flows 1st Qtr. 2003 (Bils.) 1st Qtr. 2002 (Bils.) $1.8

RECONCILIATION OF AUTOMOTIVE COST PERFORMANCE TO COST OF SALES AND SELLING, ADMINISTRATIVE, AND OTHER EXPENSE FORD CONFIDENTIAL 2002 First Quarter Cost and Expenses $(32.2) 2003 First Quarter B / (W) 2002 Volume, Mix and Exchange-Related Cost Changes $ (1.8) Automotive Year-Over-Year Cost Performance 0.6 B / (W) 2002 First Quarter $ (1.2) 2003 First Quarter Cost and Expenses $(33.4) Bils.

FORD CREDIT KEY METRIC DEFINITIONS In addition to evaluating Ford Credit's financial performance on a GAAP financial statement basis, Ford Credit management also uses other criteria, some of which were previously disclosed in this presentation and are defined below: Managed Receivables - includes owned receivables (the receivables Ford Credit owns and reports on its balance sheet) and receivables that Ford Credit sold in securitizations and continues to service Serviced-Only Receivables - receivables that Ford Credit sold in whole-loan sale transactions where Ford Credit retained no interest but continues to service Serviced Receivables - includes managed receivables and serviced-only receivables Overborrowing - proceeds generated from funding transactions in excess of immediate funding needs Leverage: Total Debt - Financial Statement Leverage = Equity Total Debt Securitized Receivables Retained Interest on Securitized Receivables Cash and Cash Equivalents SFAS No. 133 Adjustments on Total Debt Equity Minority Interest SFAS No. 133 Adjustment on Equity - Managed Leverage + - - - = + -

FORD CREDIT RECONCILIATIONS OF MANAGED LEVERAGE TO FINANCIAL STATEMENT LEVERAGE Total Debt $137.4 $137.3 Total Securitized Receivables Outstanding 66.0 73.3 Retained Interest in Securitized Receivables (9.6) (18.1) Adjustments for Cash and Cash Equivalents (7.6) (11.7) Adjustments for SFAS 133 (1.6) (6.1) Adjusted Debt $184.6 $174.7 Total Stockholder's Equity $ 13.1 $ 13.2 Adjustments for SFAS 133 0.4 0.5 Adjustments for Minority Interest * * Adjusted Equity $ 13.5 $ 13.7 Managed Leverage To 1* 13.7 12.8 Financial Statement Leverage = Total Debt / Equity 10.5 10.4 * Adjusted Debt / Adjusted Equity March 31, 2002 (Bils.) March 31, 2003 (Bils.) Leverage Calculation